                                                                    EXHIBIT 11.1


                                 FORCENERGY INC
              (FORMERLY KNOWN AS FORCENERGY GAS EXPLORATION, INC.)
                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)




                                                               THREE MONTHS     FOR THE YEAR ENDED
PRIMARY EARNINGS PER SHARE                                    ENDED MARCH 31,       DECEMBER 31,
                                                             ----------------   ------------------
                                                              1996      1995      1995      1994
                                                             -------  -------   --------  --------
Net Income (Loss) . . . . . . . . . . . . . . . . . . . . .    1,818   (1,014)  $ (1,853) $ (4,075)
Weighted Average Shares Outstanding . . . . . . . . . . . .   18,260    9,040     12,910     8,188
                                                             -------  -------   --------  --------
Primary Earnings Per Share  . . . . . . . . . . . . . . . .     0.10    (0.11)  $   (.14) $   (.50)
                                                             =======  =======   ========  ========



                                                               THREE MONTHS     FOR THE YEAR ENDED
                                                              ENDED MARCH 31,       DECEMBER 31,
FULLY DILUTED EARNINGS PER SHARE                             ----------------   ------------------
                                                              1996      1995      1995      1994
                                                            -------  -------   --------  --------
Net Income (Loss) . . . . . . . . . . . . . . . . . . . . .    1,818  $(1,014)  $ (1,853) $ (4,075)
Effect of retirement of ESN note on interest expense  . . .    1,364    1,102      4,420     4,420
Tax effect related to interest expense  . . . . . . . . . .     (509)    (413)    (1,658)   (1,658)
                                                             -------  -------   --------  --------
Net Income (Loss) as adjusted . . . . . . . . . . . . . . .    2,673     (325)  $    909  $ (1,313)
Weighted Average Shares Outstanding . . . . . . . . . . . .   20,757   11,383     15,253    10,531
                                                             -------  -------   --------  --------

Fully Diluted Earnings Per Share  . . . . . . . . . . . . .  $  0.13  $ (0.03)  $    .06  $  (.12)
                                                             =======  =======   ========  ========



WEIGHTED AVERAGE SHARES OUTSTANDING (PRIMARY EPS)
                                                                March 31,          December 31,
                                                             ----------------   ------------------
                                                              1996      1995      1995      1994
                                                             -------  -------   --------  --------
Weighted Average Shares Outstanding . . . . . . . . . . . .   18,260    9,040     12,910     8,188
                                                             =======  =======  =========  ========



WEIGHTED AVERAGE SHARES OUTSTANDING
FULLY DILUTED EPS)                                              March 31,          December 31,
                                                             ----------------   ------------------
                                                              1996      1995      1995      1994
                                                             -------  -------   --------  --------
Weighted Average Shares Outstanding . . . . . . . . . . . .  18,260    9,040     12,910      8,188

Dilutive Common Stock Equivalents,
Less than 3% Effect on Primary EPS  . . . . . . . . . . . .     154      --         --         --
Conversion of Subordinated Notes  . . . . . . . . . . . . .   2,343    2,343      2,343      2,343
                                                             ------   ------  ---------   --------
                                                             20,757   11,383     15,253     10,531
                                                             ======   ======  =========   ========